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                                   EXHIBIT 5

               Opinion of Schnader Harrison Segal & Lewis LLP of
        Harrisburg, Pennsylvania, Special Counsel to Registrant, as to
       the legality of the shares of Registrant's stock being registered
































                                      S-6

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                               November 14, 1997




Board of Directors
Lake Ariel Bancorp, Inc.
Route 191
Lake Ariel, PA  18436

Gentlemen:

                  We have been engaged as Special Counsel to Lake Ariel Bancorp, Inc., a Pennsylvania business corporation and registered bank holding company (the "Corporation"), in connection with a firm underwritten offering with Janney Montgomery Scott Inc. (the "Principal Underwriter"), of 805,000 shares of its common stock, par value $0.21 per share (the "Common Stock"), which includes 105,000 shares of the Common Stock that may be issued pursuant to an option granted to the Principal Underwriter and participating underwriters, if any, to cover any underwriters' over-allotments (the "Offering").

                  We have prepared a Registration Statement on Form S-2 to be filed at the Securities and Exchange Commission in Washington, D.C. under the provisions and regulations of the Securities Act of 1933, as amended, relating to the Offering by the Corporation of its shares of Common Stock.

                  As Special Counsel to the Corporation, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have reviewed the Corporation's Amended Articles of Incorporation and By-laws, as presently in effect. We have also reviewed copies of the Corporation's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock and such other documents and matters of law as we have deemed necessary in order to render this opinion.

                  Based upon the foregoing, and in reliance thereon, it is our opinion that, in accordance with the terms and conditions of the Offering as more fully described in the Prospectus, included as part of the Registration Statement, each of the shares of the Common Stock issued pursuant to the Registration Statement, will be duly authorized, legally and validly issued and outstanding, and fully paid and nonassessable on the basis of present Pennsylvania law.

                  We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus, included as part of the Registration Statement, under the caption "Legal Matters."

                                         Sincerely yours,



                                         /s/ Schnader Harrison Segal & Lewis LLP
                                         SCHNADER HARRISON SEGAL & LEWIS LLP



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